Exhibit 99.1

Nine Energy Service, Inc. Regains Compliance with NYSE Continued Listing Standards

HOUSTON – Nine Energy Service, Inc. (NYSE: NINE) (“Nine” or the “Company”) announced today that on September 9, 2022, Nine was notified by the New York Stock Exchange (“NYSE”) that the Company has regained compliance with the quantitative continued listing standards. This decision comes as a result of the Company’s achievement of compliance with the NYSE’s minimum market capitalization and shareholders’ equity requirement over the past two quarters.

On January 5, 2022, the Company was notified by the NYSE of its noncompliance with the NYSE’s continued listing standards because its average global market capitalization over a consecutive 30 trading-day period and last reported stockholders’ equity were both below $50 million.

Accordingly, the Company is no longer considered out of compliance with the continued listing standards and the below compliance “.BC” indicator has been removed from the Company’s common shares. Additionally, the Company will no longer be noted as being below continued listing standards on the NYSE’s web site (www.nyse.com). In accordance with the NYSE’s Listed Company Manual, the Company will be subject to a 12-month follow-up period within which the Company will be reviewed to ensure that the Company does not once again fall below any of the NYSE’s continued listing standards.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which has been and may again be affected by the COVID-19 pandemic and related economic repercussions and which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil producing countries or regions, particularly Russia, the Middle East, South America and Africa; general economic conditions and inflation, particularly, cost inflation with labor or materials; the adequacy of the Company’s capital resources and liquidity; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the ongoing COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, performance of contracts and supply chain disruptions; the Company’s ability to maintain existing prices or implement price increases on our products and services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Strategic Development, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com